Calculation of Filing Fee Tables
S-3
Booz Allen Hamilton Holding Corp
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Debt	5.950% Senior Notes due 2035	457(r)			$ 0.00	0.0001531	$ 0.00
Fees to be Paid		Other	Guarantee of 5.950% Senior Notes due 2033	457(o)			$ 649,746,500.00	0.0001531	$ 99,476.19
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 649,746,500.00		$ 99,476.19
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 99,476.19
Offering Note
[1]	The registration fee of $70,945.22 is calculated in accordance with Rule 457(r) of the Securities Act of 1933, as amended (the "Securities Act"). Payment of the registration fee at the time of filing of the registrants' registration statement on Form S-3 filed with the Securities and Exchange Commission on July 31, 2023 (Registration Statement Nos. 333-273531 and 333-273531-01), was deferred pursuant to Rules 456(b) and 457(r) of the Securities Act, and is paid herewith. The "Calculation of Registration Fee" table shall be deemed to update the "Calculation of Registration Fee" table in such registration statement. Pursuant to Rule 457(n) promulgated under the Securities Act, no separate filing fee is required for the guarantee.